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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                 OHM CORPORATION

                         SUBSIDIARIES OF THE REGISTRANT

                                 MARCH 15, 1997

                                                         State or Other
      Name of Subsidiary                          Jurisdiction of Incorporation
      ------------------                          -----------------------------

OHM Remediation Services Corp.                              Ohio

Environmental Financial Services Corp.                      Delaware

Capital National Insurance Company                          Vermont

OHM Savannah River Corp.                                    Ohio

OHM of Ohio, Inc.                                           Ohio